Exhibit 99.1

Adoption of Statement of Financial Accounting Standards

No. 166 and 167 – Impact on 2009 Financial Presentation and Regulatory Capital

Alliance Data System Corporation (the “Company”) adopted Financial Accounting Standards No. 166 and 167 on January 1, 2010, which required the consolidation of its credit card securitization trusts. In June 2009, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140 (“Statement No. 166”) and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). In December 2009, Statement No. 166 was codified within the FASB Accounting Standards Codification under Section 860, Transfers and Servicing, and Statement No. 167 was codified within Section 810, Consolidation. For ease of reference, we will continue to refer to Statements No. 166 and 167 under their previous names within this document. Statement No. 166 amends the accounting for transfers of financial assets and will impact the accounting for our credit card asset securitization activities. Under Statement No. 166, the trusts used in our securitization transactions will no longer be exempt from consolidation. Statement No. 167 prescribes an ongoing assessment of our involvement in the activities of the trusts and our rights or obligations to receive benefits or absorb losses of the trusts that could be potentially significant in order to determine whether those entities will be required to be consolidated on our financial statements. The assessment under Statement No. 167, which became effective for us on January 1, 2010, will result in the consolidation of the trusts by us as of that date.

2010 Statement of Income Presentation

We are adopting the new accounting standards on a prospective basis using a commercial presentation method as the Company is not a bank holding company. Accordingly, prior year financial statements will not be recast for the adoption of the standards or the new presentation format. From January 1, 2010 forward, the Company’s consolidated statements of income will no longer reflect securitization income, but will instead report interest income, and certain other income associated with all securitized loan receivables. Net charge offs associated with loan receivables will be reported as cost of operations. Interest expense associated with debt issued from the trusts to third-party investors will be reported in the same line items in our statements of income as certificates of deposit and corporate debt. The commercial presentation effective January 1, 2010 changes previous classifications for loan losses and funding costs resulting in higher revenues and adjusted EBITDA for Private Label Credit and Services and the Company. The following charts show 2009 on a pro forma commercial presentation basis.

PRIVATE LABEL SERVICES AND CREDIT

PRO FORMA 2009 (Unaudited)

	Three Months Ended
	March 31	June 30	September 30	December 31	Total

Revenue:

Reported	$188.8	$156.5	$166.7	$194.3	$706.3

Loan Losses, net	94.0	103.6	99.6	107.2	404.4
Funding Costs	33.5	34.9	34.9	40.6	143.9

Pro forma	$316.3	$295.0	$301.2	$342.1	$1,254.6

Operating Income:

Reported	$78.5	$53.7	$60.5	$89.1	$281.8

Funding Costs	33.5	34.9	34.9	40.6	143.9

Pro forma	$112.0	$88.6	$95.4	$129.7	$425.7

Adjusted EBITDA:

Reported	$87.5	$61.1	$68.0	$98.7	$315.3

Funding Costs	33.5	34.9	34.9	40.6	143.9

Pro forma	$121.0	$96.0	$102.9	$139.3	$459.2

ALLIANCE DATA SYSTEMS CORPORATION PRO FORMA 2009 (Unaudited)

	Three Months Ended
	March 31	June 30	September 30	December 31	Total

Revenue:

Reported	$479.5	$457.5	$481.4	$545.9	$1,964.3

Pro forma	$607.0	$596.0	$615.9	$693.7	$2,512.6

Operating Income:

Reported	$101.5	$80.6	$93.5	$132.0	$407.6

Pro forma	$135.0	$115.5	$128.4	$172.6	$551.5

Adjusted EBITDA:

Reported	$151.8	$122.5	$140.2	$175.6	$590.1

Pro forma	$185.3	$157.4	$175.1	$216.2	$734.0

The above pro forma tables conform 2009 to the new reporting format for 2010 providing comparative data to 2010. They do not, however, attempt to report 2009 financial results as if Statements Nos. 166 and 167 had been effective January 1, 2009.

2010 Guidance

As discussed above, the commercial presentation method will increase our 2010 revenues and Adjusted EBITDA due to changes in classifications for loan losses and funding costs. The following table revises our 2010 guidance to reflect the change. Cash EPS is not expected to be impacted.

	Pro Forma 2009	Previous Guidance 2010	New Guidance 2010

Revenues	$2,513	$2,150	$2,762

Adjusted EBITDA	$734	$650	$792

Cash EPS	$5.16	$6.00	$6.00

Capital Levels at Bank Subsidiary

There are three key ratios that must be maintained in order for the Company’s World Financial Network National Bank (“WFNNB”) subsidiary to be considered “well capitalized.” As noted in a previously filed Current Report on Form 8-K, WFNNB was in immediate compliance with the regulatory requirements as of January 1, 2010.

Given WFNNB’s growth plans, the Company believes that WFNNB should be managed using a more robust capital cushion over and above what is considered well capitalized. On March 25, 2010, the Company made a $50 million capital contribution to WFNNB in connection with the adoption of the new accounting rules. This increased WFNNB’s capital ratios in advance of anticipated growth and the inclusion of additional assets under the regulatory transition rules as the following table shows:

	Tier 1	Leverage	Total Risk Based

Pro forma 3/31/2010	14.6%	8.4%	31.0%
Well capitalized minimum	6%	5%	10%

If needed, the Company will retain profits at WFNNB in 2010 to support the transition of previously off-balance sheet trust assets into regulatory risk weighted assets. The Company does not anticipate the need for any future down streaming of capital to WFNNB, although the Company is always prepared to support WFNNB should the need arise.

Maintaining more robust capital levels in today’s environment is the prudent thing to do, and these ratios have been achieved (and will be maintained) without the need for the Company to raise additional capital or compromise its current stock repurchase program or growth initiatives.

About Alliance Data

Alliance Data (NYSE: ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data. Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.